Blackbaud, Inc. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Blackbaud, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 16, 2016